UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2022

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Today, May 9, 2022, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its fiscal 2022 second quarter financial and operating results. See Item 7.01, Regulation FD Disclosure, below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director and Reclassification of Directors

On May 4, 2022 the Company’s Board of Directors, by unanimous written consent pursuant to Section 3.1 of its Bylaws, increased the authorized size of the Board of Directors from seven to eight members and elected Janice L. Hess, age 63, as a director to fill the vacancy thereby created. Ms. Hess was designated as a Class II Director, to serve for a term ending at the 2025 annual meeting of shareholders. She was also named to the Nominating and Corporate Governance Committee of the Board of Directors.

Since 2014 Ms. Hess has been the President of the Engineered Systems Segment of Teledyne Technologies Incorporated (NYSE:TDY), a diversified multinational company which provides enabling technologies for industrial growth markets that require advanced technology and high reliability. She previously served in a number of positions of increasing financial, operational and executive responsibility with Teledyne from 2000 to 2014, including as Engineered Systems’ Executive Vice President and Chief Financial Officer from 2007 to 2014.

Serving the energy, space, maritime and defense markets, the Engineered Systems Segment designs, develops and delivers a diverse array of advanced technology-driven solutions, systems, products and services for complex and harsh environments. Its core business base includes NASA, the U.S. Department of Defense and the U.S. Department of Energy. In 2021 it represented approximately 9% of Teledyne’s $4.6 billion in net sales. As President, Ms. Hess has full responsibility for the segment’s strategic positioning, growth and profitability, and its 1,200 employees. Ms. Hess intends to retire from Teledyne at the end of July 2022.

From 1984 to 2000 Ms. Hess held positions of increasing responsibility with Intergraph Corporation (now Hexagon AB), including as Vice President, Finance and Administration and Chief Financial Officer, Computer Systems. She has her BSBA in Accounting from Auburn University, and was a staff accountant with PricewaterhouseCoopers LLP from 1981 to 1983. She has also served on the boards of various privately-held and non-profit entities.

Ms. Hess holds a Certificate in Management from the University of Virginia’s Darden Graduate School of Business, as well as a professional designation in Advanced Government Contracting. She is a Certified Public Accountant in Alabama (inactive) and a graduate of Leadership Alabama.

Ms. Hess was selected to serve the Company on the basis of her four decades of operational, financial and leadership experience, her commitment to continuous improvement, and her performance in growing traditional, adjacent and emerging markets similar to those served by the Company, which will enable her to assist the board in guiding Company strategy at the highest level.

Since at least the beginning of the Company’s last fiscal year Ms. Hess has had no reportable transactions with related persons or affiliates of the Company, and she meets all of the qualifications of an independent director under the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

Ms. Hess will receive compensation for her service on the Board of Directors and its Committees pursuant to the Company’s Sub-Plan for the Compensation Plan for Non-Employee Directors adopted under its 2018 Omnibus Incentive Plan (the “Plan”), on the same basis as the Company’s other directors; provided that as compensation for her service during the remainder of calendar 2022 she will receive compensation prorated at 75% of the standard annual compensation, consisting of $37,500 in cash plus an award of restricted share units valued at $135,000 based on the NYSE closing price of the Company’s common stock on the effective grant date, with a one-year vesting requirement. Under the Plan, Ms. Hess has 30 days from the date of her election to elect whether or not to receive all or part of her compensation on a deferred basis as provided in the Plan.

Item 7.01	Regulation FD Disclosure

Today, May 9, 2022, the Registrant is issuing a press release (Exhibit 99.1) announcing its fiscal 2022 second quarter financial and operating results. The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time. The press release will be posted on the Registrant’s web site located at http://www.escotechnologies.com and can be viewed through the “Investor News” page of the web site under the “Investor Center” tab, although the Registrant reserves the right to discontinue that availability at any time.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 9, 2022
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site. Information contained on the Registrant’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2022

ESCO TECHNOLOGIES INC.

By:	/s/Christopher L. Tucker
Christopher L. Tucker
Senior Vice President and Chief Financial Officer